EXHIBIT 10.07

EXECUTION VERSION

October 23, 2009

Syniverse Holdings, Inc.

8125 Highwoods Palm Way

Tampa, FL 33647

Attention: General Counsel

Syniverse Technologies Services (India) Private Limited

c/o Syniverse Technologies, Inc.

8125 Highwoods Palm Way

Tampa, FL 33647

Attention: General Counsel

RE:	Letter Amendment No. 2 to the Acquisition Agreement.

Ladies and Gentlemen:

Reference is made herein to the Acquisition Agreement by and among VERISIGN, INC., VERISIGN S.À.R.L., VERISIGN DO BRASIL SERVIÇOS PARA INTERNET LTDA, VERISIGN DIGITAL SERVICES TECHNOLOGY (CHINA) CO., LTD., VERISIGN SERVICES INDIA PRIVATE LIMITED (each, a “Seller Party”), and SYNIVERSE HOLDINGS, INC. (“Purchaser”), dated as of August 24, 2009 (as amended, including by this letter amendment, the “Acquisition Agreement”).

VeriSign Services India Private Limited (the “Indian Seller Subsidiary”) and Syniverse Technologies Services (India) Private Limited (the “Indian Purchaser Subsidiary”) have entered into an Asset Purchase Agreement dated as of the date hereof (the “Indian Foreign Acquisition Agreement”) pursuant to Section 2.01(c) of the Acquisition Agreement.

As used herein, the term “Indian Transferred Assets” shall mean the “Transferred Assets”, as defined in the Indian Foreign Acquisition Agreement, the term “Indian Closing” shall mean the completion on the Transfer Date (as defined in the Indian Foreign Acquisition Agreement) of the transactions contemplated by the Indian Foreign Acquisition Agreement and the term “Indian Employees” shall mean the employees of the Indian Seller Subsidiary listed in Annexure 4 of the Indian Foreign Acquisition Agreement. All other capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement.

Each Seller Party and Purchaser have determined that certain of the Indian Transferred Assets are Nonassignable Assets since the debonding process under Indian Law in respect of such Assets has not been completed. As a result, and for certain other purposes, each Seller Party and Purchaser are entering into this letter agreement, and the Indian Seller Subsidiary and

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the Indian Purchaser Subsidiary are entering into the Indian Foreign Acquisition Agreement, pursuant to Section 2.09(b) of the Acquisition Agreement to implement certain provisions of Section 2.09(a) of the Acquisition Agreement.

Each Seller Party, Purchaser and Indian Purchaser Subsidiary hereby agree as follows:

1. Notwithstanding any provision of the Acquisition Agreement to the contrary, the Indian Transferred Assets shall not be sold, transferred, conveyed and assigned at the Closing pursuant to Section 2.01(a) of the Acquisition Agreement and instead shall be transferred at the Indian Closing in accordance with the Indian Foreign Acquisition Agreement. During the period between the Closing and the Indian Closing, the Indian Transferred Assets and the Indian Employees will continue to remain in the ownership of, and will be used by, the Indian Seller Subsidiary to provide certain Transition Services (as defined in the Transition Services Agreement) pursuant to the Transition Services Agreement.

2. Notwithstanding anything to the contrary contained in the Acquisition Agreement, each Seller Party and Purchaser agree as follows with respect to Liabilities related to the Indian Transferred Assets and the Indian Employees:

(a) all such Liabilities that would have been Retained Liabilities had the Indian Closing occurred at the Closing shall continue to be considered Retained Liabilities for all purposes of the Acquisition Agreement;

(b) all such Liabilities that constitute Assumed Liabilities for purposes of the Indian Foreign Acquisition Agreement shall, from and after the Indian Closing, be deemed to be Assumed Liabilities for purposes of the Acquisition Agreement; and

(c) all other such Liabilities shall be retained by the Indian Seller Subsidiary, but subject to the rights of the Indian Seller Subsidiary and the other VeriSign Parties (as defined in the Transition Services Agreement) under the Transition Services Agreement, including Section 4.03 thereof.

3. $1,042,677 of the Estimated Purchase Price (which is the equivalent of INR 48,474,066, based on an exchange rate of $1.00 to INR 46.49) that is payable by Purchaser to Seller at the Closing in accordance with Section 2.07(b) of the Acquisition Agreement shall be deemed to be a deposit made on behalf of the Indian Purchaser Subsidiary with the Seller on behalf of the Indian Seller Subsidiary in respect of the purchase price payable pursuant to Section 4 of the Indian Foreign Acquisition Agreement. At the Indian Closing, subject to the payment of INR 48,474,066 by the Indian Purchaser Subsidiary to the Indian Seller Subsidiary, Seller shall deliver the U.S. dollar equivalent (based on the exchange rate posted on Bloomberg.com at 4 p.m. (U.S. Eastern Time) on the Business Day immediately prior to the date of the Indian Closing) of INR 48,474,066 to such account as the Purchaser shall designate.

4. Except as otherwise expressly provided for herein, for all other purposes of the Acquisition Agreement, including for purposes of Section 2.03(b) and Section 2.04 and the calculation of the Estimated Working Capital and the Final Working Capital, the transfer of the Indian Transferred Assets shall be deemed to have occurred at the Closing.

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5. For the avoidance of doubt, all terms and obligations included in Article VI of the Acquisition Agreement shall be honored by all parties hereto with respect to all Employees (as such term is defined in the Acquisition Agreement), including those Employees located in India.

6. Notwithstanding Section 5 hereof, with respect only to the Indian Employees, all references to the Closing Date in Article VI of the Acquisition Agreement shall be deemed to mean the Transfer Date.

7. The sections entitled “India” in A. and B. of Part II of Section 6.01(a) to the Disclosure Schedule to the Acquisition Agreement are hereby deleted in their entirety and replaced with the following:

Part II: Transfer Mechanism for Non-U.S. Transferred Employees under Foreign Law

A. Overview of Transfer Mechanisms for Non-U.S. Offerees under Foreign Law for Section 6.01(a) of the Agreement

India

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Prior to the Transfer Date (as defined in the Indian Foreign Acquisition Agreement), Purchaser to extend an offer of employment in such form as may be required to comply with the laws and regulations of India, to each Offeree (as used in this paragraph only, this term shall have the meaning ascribed to it in the Indian Foreign Acquisition Agreement). Effective on the Transfer Date, (1) Seller to terminate employment of, or accept resignation from, each Offeree, and (2) Purchaser to hire each Offeree who accepts Purchaser’s offer of employment pursuant to the terms of such employment offer. For the avoidance of doubt, (i) the termination or resignation of Offerees is intended to be a break in employment with Seller and (ii) Offerees hired by Purchaser are subject to new terms and conditions of employment consistent with the terms of the following paragraph, the last paragraph of this Schedule, and the applicable terms of Article VI of the Agreement.

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Except as (1) outlined in the following sentence or (2) would provide a duplication of benefits, Purchaser to recognize years of service with Seller for purposes of determining benefit eligibility. With regard to the India Gratuity Fund, Purchaser to recognize years of service with Seller only for those Transferred Employees in India who have accrued less than four (4) years and 240 days of service on the Transfer Date.

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B. Liabilities Assumed by Purchaser under Section 6.02(b) of the Agreement.

India

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Purchaser will assume liability for years of service accrued with Seller under the India Gratuity Fund for those Transferred Employees in India who have accrued less than four (4) years and 240 days of service on the Transfer Date.

8. Section 10.01(a)(ii) of the Acquisition Agreement is hereby amended to add the following at the end thereof:

“or by the Indian Seller Subsidiary of its covenants contained in the Indian Foreign Acquisition Agreement;”.

9. Section 10.01(b)(ii) of the Acquisition Agreement is hereby amended to add the following at the end thereof:

“or by the Indian Purchaser Subsidiary of its covenants contained in the Indian Foreign Acquisition Agreement;”.

10. Exhibit D of the Acquisition Agreement is hereby amended by (i) adding to the Transition Services Agreement the additional Transition Services Schedules (as defined in the Transition Services Agreement) included as Annex I hereto and (ii) adding to Exhibit D the form Reverse Services Letter Agreement, together with the schedules thereto, included as Annex II hereto.

11. Purchaser hereby acknowledges that between the date of the Acquisition Agreement and the Closing Date, Seller has entered into or amended the Material Contracts as set forth on Annex III hereto. Such acknowledgement shall be deemed to be Purchaser’s consent for the purposes of Section 5.01 of the Acquisition Agreement.

12. Each Seller Party, Purchaser and the Indian Purchaser Subsidiary hereby waive compliance by any party to the Acquisition Agreement with the time periods prescribed for action by such party prior to the Closing or the Closing Date set forth in the following Sections of the Acquisition Agreement:

(a) Section 2.01(a) (not less than five Business Days prior to the Closing Date to designate Purchaser Subsidiaries to purchase the Transferred Assets),

(b) Section 2.02(a) (not less than five Business Days prior to the Closing Date to designate Purchaser Subsidiaries to assume the Assumed Liabilities),

(c) Section 2.03(b) (not less than five Business Days prior to the Closing Date to deliver a good faith estimate of the Working Capital),

(d) Section 2.05 (at least two Business Days prior to the Closing to satisfy or waive all of the conditions to the obligations of the parties set forth in Article VIII),

(e) Section 2.07(b) (two Business Days prior to the Closing Date to designate the accounts for wiring funds),

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(f) Section 2.09(a) (five Business Days prior to the Closing Date to advise Purchaser in writing of (i) any Material Contracts with a Material Customer with respect to which a Consent is required for assignment and (ii) if, to the Knowledge of Seller, Seller has received any written notice that such Material Customer will not agree to the assignment),

(g) Section 5.09(b) (five days prior to the Closing for TNS to deliver an executed ATLAS Sublicense to Purchaser in order to release Seller of its obligation to provide to TNS a written waiver of TNS’s obligation to obtain an ATLAS Sublicense), and

(h) Section 6.01(a) (no later than two weeks prior to the Closing to update Part I of Section 6.01(a) of the Seller Disclosure Schedule and not later than three days prior to the Closing Date for Purchaser to offer employment to certain Employees).

13. Purchaser hereby waives fulfillment of the condition set forth in Section 8.03(d) of the Acquisition Agreement.

14. None of the Consents to assignment of any Assumed Contract or Shared Contract is intended to or shall amend, modify, limit, extend, or add to the Acquisition Agreement. In the event of any conflict or inconsistency between any such Consent and the terms of the Acquisition Agreement, the terms of the Acquisition Agreement shall govern and remain in full force and effect as between the parties.

15. The Indian Foreign Acquisition Agreement is entered into pursuant to and in furtherance of the Acquisition Agreement. In the event of any conflict between the provisions of the Indian Foreign Acquisition Agreement and the Acquisition Agreement, the provisions of the Acquisition Agreement shall prevail.

Except as specifically stated above, the Acquisition Agreement remains in full force and effect.

[Signature Pages Follow]

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Very truly yours,

VERISIGN, INC.

By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	SVP. Corp. Dev. & Strategy

VERISIGN S.À.R.L.

By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

VERISIGN DO BRASIL SERVIÇOS PARA INTERNET LTDA

By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

VERISIGN DIGITAL SERVICES TECHNOLOGY (CHINA) CO., LTD.

By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

VERISIGN SERVICES INDIA PRIVATE LIMITED

By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

SIGNATURE PAGE – LETTER

AMENDMENT NO. 2 TO AA

Accepted and Agreed:

SYNIVERSE HOLDINGS, INC.

By:	/s/ Tony G. Holcombe
	Name:	Tony G. Holcombe
	Title:	Chief Executive Officer

SYNIVERSE TECHNOLOGIES SERVICES (INDIA) PRIVATE LIMITED

By:	/s/ Tony G. Holcombe
	Name:	Tony G. Holcombe
	Title:	Chief Executive Officer

SIGNATURE PAGE – LETTER

AMENDMENT NO. 2 TO AA

Annex I to the Letter Amendment

Additional Transition Service Schedules

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Schedule VI

Indian Transferred Assets and Employees - Transition Service Schedule

Service Provider: VeriSign, Inc. and its subsidiaries (collectively, “Service Provider”)

Service Recipient: VERISIGN ICX CORPORATION, a Delaware corporation (“ICX”) and Syniverse Holdings, Inc., a Delaware Corporation (“Syniverse”) and their subsidiaries (collectively, “Service Recipient”)

1.	Transition Services Agreement:

Terms capitalized, but not defined in this Transition Service Schedule shall have the meanings assigned to them in the Transition Services Agreement entered into between Syniverse Holdings, Inc., ICX and VeriSign, Inc., dated as of October 23, 2009 (the “Agreement”),

2.	Functional Area:

All VeriSign employees located in the Bangalore facility listed in Annexure 4 of the Asset Purchase Agreement (the “Indian Foreign Acquisition Agreement”) dated as of October 23, 2009, between VeriSign Services India Private Limited and Syniverse Technologies Services (India) Private Limited (such employees, the “Indian Employees”)

All Transferred Assets, as such term is defined in the Indian Foreign Acquisition Agreement (the “Indian Transferred Assets”).

3.	Start/End Date: The Transition Services described in this Transition Services Schedule shall begin on the Closing Date and shall end on the Transfer Date (as such term is defined in the Indian Foreign Acquisition Agreement). The Service Recipient may not terminate the Transition Service until the Transfer Date.

4.	Summary of Transition Services

Transition Service Name	Description

A. General Business Services

General Business Services of Indian Employees and Indian Transferred Assets	The Service Provider will provide Transition Services for the benefit of the Service Recipient. The Transition Services provided by the Service Provider will be performed by the Indian Employees and will be substantially similar to the services provided by the Indian Employees to the Business during the six (6) month period prior to the Closing Date. The Service Provider shall strive to achieve Service Recipient’s objectives, requirements and instructions as to the Transition Services to be performed by Service Provider, including as to priorities, timing, quality, and scope. Service Provider shall not enter into any contracts or other commitments on Service Recipient’s behalf or otherwise hold itself out as an agent of Service Recipient without prior written approval from Service Recipient. The Indian Employees will continue to be the employees of the Service Provider and shall be under the exclusive direction, supervision, and control of the Service Provider at all times until the Transfer Date. Any requests for additions or modifications to Transition Services by the

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Service Recipient must be made by contacting the Coordinator for the Service Provider (not the Indian Employees). The Indian Employees’ work shall be dedicated exclusively to the provision of Transition Services by the Service Provider to the Service Recipient.

During the term of this Transition Services Schedule, Service Provider shall provide Service Recipient representatives with visitor access to Service Provider’s Bangalore facility as reasonably requested by Service Recipient from time to time.

5.	Total Compensation:

During the term of this Transition Services Schedule, as set forth in Section 3, the Service Recipient shall pay Service Provider fees for the Transition Services described in this Schedule. Such fees shall include, but shall not be limited to, all reasonable out of pocket costs and expenses directly relating to Indian Employees performance of Transition Services. The fees shall be exclusive of facilities and hosting costs which are covered under separate TSA schedules.

6.	Fees:

The fees for the Transition Services shall be passed through to Service Recipient at cost. Service Recipient shall withhold $100,000 from each monthly invoice for the Transition Services, which amounts shall be retained by Service Recipient until the Transfer Date and shall be paid by Service Recipient to Service Provider within two Business Days after the Transfer Date.

7.	Coordinator for Service Provider:

Name:	Shekhar Kirani
Address:	No 6/B, 7th Main 80 Feet Road Koramangala Koramangala Industrial Layout, Office 1 Bangalore, Karnataka, CA IN 560034
Telephone No.:	+91-80-4256-5005
Email address:	skirani@verisign.com

8.	Coordinator for Service Recipient:

Name:	Arvind Taranath
Telephone No.:	(831) 431-3490
Email address	arvind.taranath@syniverse.com

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Schedule VII

Rafael Gaino CALA Project Management Support - Transition Service Schedule

Service Provider: VeriSign Inc. (collectively, “Service Provider”)

Service Recipient: Syniverse Holdings, Inc. and its subsidiaries (collectively, “Service Recipient”)

1.	Transition Services Agreement:

Terms capitalized, but not defined in this Transition Service Schedule shall have the meanings assigned to them in the Transition Services Agreement (the “Agreement”) entered into between Syniverse Holdings, Inc., VeriSign ICX Corporation and VeriSign, Inc. as of October 23, 2009.

2.	Functional Area: Project Management Support

3.	Start/End Date: The Transition Services described in this Transition Services Schedule shall begin on the Closing Date and shall end upon the earlier of (i) Service Recipient’s completion or receipt of Rafael Gaino’s H-1 visa, or (ii) 60 days after the Closing Date. Upon meeting condition (i), the Service Provider shall terminate employment and the Service Recipient shall make an employment offer to Rafael Gaino consistent with the process defined for other US based employees in the Acquisition Agreement between the Service Provider and Service Recipient.

4.	Summary of Transition Services

Transition Service Name	Description

B. CALA Project Management

Project Management	Provide Project Management support for ICSMS and ICMMS for CALA customers.

5.	Total Compensation:

During the term of this Transition Services Schedule, as set forth in Section 3, the Service Recipient shall pay Service Provider fees for the Transition Services described in this Schedule in the estimated amount of $50/per hour. Such fees shall include, but shall not be limited to, all reasonable out of pocket costs and expenses directly relating to Gaino’s performance of services on behalf of the Service Recipient.

6.	Fees:

Total estimated hours: 160 per month

Fees per Month - $8,000

7.	Coordinator for Service Provider:

Name:	Taifa Harris, Program Manager, Corporate Development, VeriSign
Telephone No.:	650.793.4521.
Email address:	taharris@verisign.com

8.	Coordinator for Service Recipient:

Name:	Lila Kanda
Telephone No.:	650-426-3709
Email address:	lila.kanda@syniverse.com

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Schedule VIII

Jim Tall Finance (Invoicing) Support - Transition Service Schedule

Service Provider: Verisign Inc and m-Qube Inc (collectively, “Service Provider”)

Service Recipient: Syniverse Holdings, Inc. and its subsidiaries (collectively, “Service Recipient”)

1.	Transition Services Agreement:

Terms capitalized, but not defined in this Transition Service Schedule shall have the meanings assigned to them in the Transition Services Agreement (the “Agreement”) entered into between Syniverse Holdings, Inc., VeriSign ICX Corporation and VeriSign, Inc. as of October 23, 2009.

2.	Functional Area: Finance Support

3.	Start/End Date: The Transition Services described in this Transition Services Schedule shall begin on the Closing Date and shall end upon the earlier of (i) Service Recipient’s termination of this Transition Services Schedule, or (ii) December 31, 2009 (the “Term”) or (iii) the date that Jim Tall ceases to be an employee of the Service Provider or one of its Affiliates, any reason whatsoever.

4.	Summary of Transition Services

Transition Service Name	Description

A. Finance Support

OCSMS process	Work with product to ensure all detail is received for all customers in order to bill accurately. At this point, much of this process is manual because of limitations with the product group. Estimated at 20 hrs/month.
VMES process	Run a process in parallel to RMS to ensure correct rating. This is the 4th month of billing this product. Modifications are being made each month to improve the process. Manually produce invoice backup. Estimated at 20 hrs/month.
ICSMS process	Run program to identify customer and billable amount for upload to RMS. Estimated at 2 hrs/month.

5.	Total Compensation:

During the term of this Transition Services Schedule, as set forth in Section 3, the Service Recipient shall pay Service Provider fees for the Transition Services described in this Schedule in the estimated amount of $80/per hour. Such fees shall include, but shall not be limited to, all reasonable out of pocket costs and expenses directly relating to Tall’s performance of services on behalf of the Service Recipient.

8.	Fees:

Total estimated hours: 42

Monthly:	$3,360

7.	Coordinator for Service Provider:

Name:	Jim Tall
Telephone No.:	617-673-2361
Fax No.:	617-673-2494
Email address:	jtall@verisign.com

8.	Coordinator for Service Recipient:

Name:	Dave Conti
Address:	Watertown, MA
Telephone No.:	617-673-2310
Email address:	david.conti@syniverse.com

SCHEDULE IX

VERIZON WIRELESS CAMPAIGN ADMIN TOOL (CAT) TSA

Service Provider: VeriSign, Inc. and M-QUBE Inc. or its Subsidiaries (collectively, “M-QUBE”)

Service Recipient: Syniverse Holdings, Inc. or its Subsidiaries (collectively, “Purchaser”)

1.	Transition Services Agreement

Terms capitalized but not defined in this Transition Service Schedule shall have the meanings assigned to them in the Transition Services Agreement (the “Agreement”) entered into between Syniverse Holdings, Inc., VeriSign ICX Corporation and VeriSign, Inc., dated as of October 23, 2009.

2.	Functional Area: Production Operations

3.	Initial Term: The Initial Term for the Services described in this Transition Service Schedule shall begin on the Closing Date and shall end six (6) months thereafter. Purchaser or its designated subsidiary can terminate the Transition Service at any time by giving M-QUBE Inc. 30 days prior written notice. At any time after six (6) months, M-QUBE may terminate this agreement for any reason with 120 days prior written notice.

Service Provider will have the right to assign this Transition Services Agreement to any buyer of M-Qube, Inc. Should such buyer decline to assume the Transition Service Agreement, Service Provider shall have the right to terminate this agreement as it relates to facility, with 90 days prior notice to Service Recipient.

4.	Product Summary:

Service Name	Description
Verizon Wireless (VzW) Campaign Admin Tool (CAT)	M-QUBE Inc. will maintain the VzW CAT tool in the manner indicated in Section (5) on behalf of the Purchaser in order to allow Purchaser sufficient time to relocate the service to the data center they specify.

5.	Description of VzW CAT Services:

Country	Service(s)

US

M-QUBE currently supports a product called CAT. The CAT product is comprised of a GUI, load balanced Application Servers, ldap service and Oracle database. Vendors to VzW from around the country utilize this product over the web to configure mobile messaging campaigns with VzW. This configuration is part of the workflow that VzW uses for all off-deck campaigns.

There is no transactional model in this product, and the carrier is billed a flat monthly fee for upkeep of the product.

US	(i) Platform Availability M-QUBE will continue to provide availability for shared infrastructure for the business products consistent with availability levels in place as of the Close Date.

US	(ii) Escalation Procedures M-QUBE will continue its normal escalation procedure during the Term and will notify Purchaser of escalations related to the business platforms.

Country	Service(s)

US	(iii) Incident Management M-Qube will perform incident management for the CAT product/application which shall consist of day-to-day 24x7x365 monitoring and support.

US

Product Upgrades

Purchaser will be responsible for all software and/or Product upgrades to the CAT platform during the Term of this agreement. M-QUBE will facilitate remote access to the platform in the data center in order to complete such upgrades.

6.	Support Levels:

M-QUBE Inc. will maintain existing support levels for the CAT tool in the M-QUBE Inc. environment equivalent to support levels as of the Closing Date

7.	Method of Fees:

Total Monthly Fee

Total	$0,000

8.	Compensation Adjustments Process:

Any adjustments to the scope or timing of the Transition Services described in this Schedule shall be in accordance with the procedures contained in Article II of the Agreement.

9.	Migration Support:

M-QUBE Inc. will assist in the migration efforts with knowledge and documentation related to the CAT platform, in addition to participating in coordinated activities to cutover services.

10.	Transition Project Manager for M-QUBE Inc.:

Name:	Taifa Harris
Address:	Mountain View, CA
Telephone No.:	650 426 4521
Email address:	tharris@verisign.com

11.	Transition Project Manager for Purchaser or its designated subsidiary:

Name:	Steve Phillips
Telephone No.:	831-869-9634
Email address:	steven.philips@syniverse.com

Annex II to the Letter Amendment

Form Reverse Services Letter Agreement

Annex II to the Letter Amendment

Form Reverse Services Letter Agreement

October 23, 2009

Syniverse Holdings, Inc. and

VeriSign ICX Corporation

8125 Highwoods Palm Way

Tampa, FL 33647

Attention: General Counsel

Re:	Transition Services Letter Agreement (the “Letter Agreement”) regarding the provision of certain Transitional Services by VERISIGN ICX CORPORATION and/or SYNIVERSE HOLDINGS, INC. (collectively, “Service Provider”) to VERISIGN, INC (“Service Recipient”).

Ladies and Gentlemen:

Reference is made herein to that certain Transition Services Agreement dated as of October 23, 2009, between VERISIGN, INC., on the one hand, and VERISIGN ICX CORPORATION and SYNIVERSE HOLDINGS, INC., on the other hand (the “Transition Services Agreement”).

Service Provider and Service Recipient hereby agrees as follows:

Upon the terms and subject to the conditions set forth herein, in the Transition Services Agreement and in the Transition Service Schedules attached hereto, Service Provider shall provide, cause its Subsidiaries to provide, or otherwise make available, to Service Recipient, and Service Recipient shall receive, the Transition Services described in the Transition Services Schedules attached hereto.

The parties may enter into one or more Transition Services Schedules pursuant to this Letter Agreement.

All the terms and conditions of the Transition Services Agreement are hereby incorporated by reference in their entirety to this Letter Agreement, and terms capitalized, but not defined in this Letter Agreement shall have the meanings assigned to them in, or incorporated by reference to, the Transition Services Agreement; provided that, in each case (except for the Recitals), for the purposes of this Letter Agreement, (i) each collective reference to “ICX” and/or “Purchaser” in the Transition Services Agreement shall be deemed to be a reference to “Service Recipient” (as defined herein) and (ii) each reference to “Seller” or “VeriSign” (including as part of another defined term such as “VeriSign Party” or “VeriSign Indemnitees”) shall be deemed to be a reference to “Service Provider” (as defined herein); provided further, that for purposes of this Letter Agreement, the following Sections of the Transition Services Agreement shall be replaced entirely by the corresponding Sections contained on Schedule A attached hereto: Section 2.03, Section 2.06(a), Section 2.13 and Section 6.18

[signature page follows]

Very truly yours,

VERISIGN, INC.

By:
Name:
Title:
Date:

Accepted and Agreed:

VERISIGN ICX CORPORATION

By:
Name:
Title:
Date:

Accepted and Agreed:

SYNIVERSE HOLDINGS, INC.

By:
Name:
Title:
Date:

Annex III

Certain Material Contracts

Amendment to the Inter-Carrier Multi-Media Messaging Service Agreement by and between VeriSign, Inc. and AT&T Mobility LLC dated as of 10/8/09.

Managed Services Exhibit A-1 to the Managed Services Agreement (AT&T Contract No. 20080320.078.C) for Consumer Tap Gateway Service, by and between VeriSign, Inc. and AT&T Mobility LLC dated as of 9/30/09.

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